Exhibit 10.30

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the “Second Amendment”), made as of this 11th day of March 2019 (the “Second Amendment Effective Date”), is entered into by and between The KeyW Corporation, a Maryland corporation with its principal place of business at 7740 Milestone Parkway, Suite 400, Hanover, MD 21076 (the “Company”) and Philip Luci, Jr. (the “Employee”).

WHEREAS, the Company and Employee entered into that certain Employment Agreement dated August 24, 2016, as amended by that certain First Amendment dated June 1, 2018 (collectively, the “Employment Agreement”); and

WHEREAS, the Company wishes to increase Employee’s compensation package; and

WHEREAS, the Company and the Employee mutually wish to amend Section 2.1(g) of the Employment Agreement which relates to the treatment of Long-Term Incentive Shares in the event of a Change of Control.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Second Amendment, the parties agree:

1.	Section 2.1(a) is amended by deleting the words “an annual bonus up to forty percent (40%)” and replacing them with the words “an annual bonus up to fifty percent (50%)”.

2.	Section 2.1(g) is hereby deleted in its entirety and replaced with the following language:

(g) Upon the occurrence of a Change of Control, immediately prior to the scheduled consummation of a Change of Control, all shares of Restricted Stock shall become immediately vested and all Long-term Incentive Shares that have not been granted shall be granted and become immediately vested.

3.	The following language shall be added to the end of Section 4.3, immediately following the sentence ending with “under the Affordable Care Act”:

Stock options will remain exercisable for a period of one (1) year following termination (unless such options have been terminated or been cashed out in connection with the Change of Control), and any outstanding equity awards shall vest immediately upon the Change of Control (with effect immediately prior to the scheduled consummation of the Change of Control).

4.	Capitalized terms used in this Second Amendment shall have the meaning assigned to such terms in the Employment Agreement unless otherwise provided in this Second Amendment.

5.	Except as modified herein, the Employment Agreement and all of the terms and provisions thereof shall remain unmodified and in full force and effect as originally written.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Employment Agreement as of the Second Amendment Effective Date set forth above.

THE KEYW CORPORATION:	EMPLOYEE:
/s/ William J. Weber	/s/ Philip Luci, Jr.
William J. Weber	Philip Luci, Jr.
President and Chief Executive Officer	EVP and General Counsel